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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 12, 2001 included in Urstadt Biddle Properties Inc.'s Form 10-K for the year ended October 31, 2001 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
-----------------------------------
Arthur Andersen LLP
New York, New York
March 22, 2002


[The registrant is unable to obtain the updated consent of Arthur Andersen LLP due to the departure of its engagement team leaders from such firm.]